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                                                                     EXHIBIT 3.1

                          NEW ENGLAND BANCSHARES, INC.

                                     BYLAWS


                            ARTICLE I - STOCKHOLDERS
                            ------------------------


Section 1.        ANNUAL MEETING
                  --------------

         The annual meeting of the stockholders of New England Bancshares, Inc. (the "Corporation") shall be held each year at such time and on such date as the Board of Directors shall, in their discretion, fix. The business to be transacted at the annual meeting shall include the election of directors, consideration of the report of the President, and any other business properly brought before the meeting in accordance with these Bylaws.

Section 2.        SPECIAL MEETINGS
                  ----------------

         A special meeting of the stockholders may be called at any time for any purpose(s) by the Chairman of the Board, the President or by a majority of the total number of Directors which the Corporation would have if there were no vacancies on the Board of Directors. A special meeting of the stockholders shall be called by the Secretary of the Corporation upon the written request of the holders of a majority of all shares outstanding and entitled to vote on the business to be transacted at such meeting. Notwithstanding the previous sentence, the Secretary of the Corporation shall not be obligated to call a special meeting of the stockholders requested by stockholders for the purpose of taking any action that is non-binding or advisory in nature. Business transacted at any special meeting shall be confined to the purpose(s) stated in the notice of such meeting.

Section 3.        PLACE OF MEETING
                  ----------------

         The Board of Directors may designate any place, either within or without the State of Maryland, as the place of meeting for any annual or special meeting of stockholders.

Section 4.        NOTICE OF MEETING; WAIVER OF NOTICE
                  -----------------------------------

         Not less than ten (10) days nor more than ninety (90) days before the date of every stockholders meeting, the Secretary shall give to each stockholder entitled to vote at or to notice of such meeting, written notice stating the place, date and time of the meeting and, in the case of a special meeting, the purpose(s) for which the meeting is called, either by mail to his or her address as it appears on the records of the Corporation or by presenting it to him or her personally or by leaving it at his or her residence or usual place of business. Notwithstanding the foregoing provisions, a written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be equivalent to notice. Attendance of a person entitled to notice at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such

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person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; PROVIDED HOWEVER, that if the date of the adjourned meeting is more than 120 days after the record date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith.

Section 5.        QUORUM
                  ------

         At any meeting of stockholders, the holders of a majority of the shares of the stock entitled to vote at the meeting, present in person or by proxy (after giving effect to the provisions of Article FIFTH of the Articles of Incorporation), shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

           If a quorum fails to attend any meeting, the Chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are represented in person or by proxy may adjourn the meeting to any place, date and time without further notice to a date not more than 120 days after the original record date. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of stockholders to leave less than a quorum.

Section 6.        ORGANIZATION
                  ------------

         The Chairman of the Board of the Corporation or, in his or her absence, the President of the Corporation, or in his or her absence such person as the Board of Directors may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

Section 7.        CONDUCT OF BUSINESS
                  -------------------

         (a) The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

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         (b) At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the
Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 7(b). For business to be properly brought before an annual meeting by a stockholder, the business must relate to a proper subject matter for stockholder action and the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive office of the Corporation not less than ninety (90) days prior to the date of the annual meeting; provided, however,
                                                          --------  -------
that if less than one hundred (100) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder, (iv) a statement disclosing (A) whether such stockholder is acting with or on behalf of any other person and (B) if applicable, the identity of such person, and (v) any material interest of such stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 7(b). The Chairman of the Board or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section
7(b) and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

         At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting in accordance with
Article I, Section 2.

         (c) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 7(c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered or mailed to and received at the principal executive office of the Corporation not less than ninety (90) days prior to the date of the meeting; provided, however,
                                                             --------  -------
that if less than one hundred (100) days' notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's

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notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that would indicate such person's qualification under Article II,
Section 3, including an affidavit that such person would not be disqualified under the provisions of Section 3(b) and such information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the Corporation's books, of such stockholder, (B) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder, and (C) a statement disclosing (1) whether such stockholder or any nominee thereof is acting with or on behalf of any other person and (2) if applicable, the identity of such person.

Section 8.        VOTING
                  ------

         Unless the Articles of Incorporation provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders.

         All voting, including on the election of directors but excepting where otherwise required by law or by the governing documents of the Corporation, may be made by a voice vote; PROVIDED, HOWEVER, that upon demand therefor by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedures established for the meeting. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

         All elections shall be determined by a plurality of the votes cast, and, except as otherwise required by law or the Articles of Incorporation, all other matters shall be determined by a majority of the votes cast.

Section 9.        PROXIES
                  -------

         At all meetings of stockholders, a stockholder may vote the shares owned of record by him or her either in person or by proxy executed in writing by the stockholder or by his or her duly authorized attorney-in-fact. Any facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or

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transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Proxies may be given telephonically or electronically as long as the holder uses a procedure for verifying the identity of the stockholder. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the Board of Directors.

         Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.


                             ARTICLE II - DIRECTORS
                             ----------------------

Section 1.        GENERAL POWERS
                  --------------

         The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all the powers of the Corporation, except those conferred on or reserved to the stockholders by statute or by the Articles of Incorporation or the Bylaws. The Board may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they may deem proper, and which are not inconsistent with these Bylaws and with the Maryland General Corporation Law.

 Section 2.       NUMBER
                  ------

         The number of directors of the Corporation shall be at least five (5) and no more than fifteen (15). A majority of the entire Board of Directors may by resolution set the number of directors at such number as it may determine within such range, but such action shall not affect the tenure of office of any director. Each director shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Section 3.        QUALIFICATIONS
                  --------------

         (a) No person 70 years or older shall be eligible for election, reelection, appointment or reappointment to the Board of Directors. The term of office of a director of the Corporation shall expire upon the date of the annual meeting of stockholders immediately following the date on which the director becomes age 70. This age limitation does not apply to an emeritus or advisory director or any director serving on the Board of the Corporation at the effective date of these Bylaws.

         (b) No person shall be eligible for election or appointment to the Board of Directors: (i) if such person has been the subject of supervisory action by a financial regulatory agency that resulted in a cease and desist order or an agreement or other written statement subject to public disclosure under 12 U.S.C. ss.1818(u), or any successor provision; (ii) if such person has been

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convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law; (iii) if such person is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime; and (iv) unless such person has been, for a period of at least one year immediately before his or her nomination or appointment, a resident of a county in which the Corporation or its subsidiaries maintains a banking office or a county contiguous to any such county. No person may serve on the Board of Directors and at the same time be a director or officer of another co-operative bank, credit union, savings bank, savings and loan association, trust company, bank holding company or banking association (in each case whether chartered by a state, the federal government or any other jurisdiction) that engages in business activities in the same market area as the Corporation of any of its subsidiaries. No person shall be eligible for election or appointment to the Board of Directors if such person is the nominee or representative of a company, as that term is defined in Section 10 of the Home Owners' Loan Act or any successor provision, of which any director, partner, trustee or stockholder controlling more than 10% of any class of voting stock would not be eligible for election or appointment to the Board of Directors under this Section 3. No person shall be eligible for election to the Board of Directors if such person is the nominee or representative of a person or group, or of a group acting in concert (as defined in 12 C.F.R. Section 574.4(d)), that includes a person who is ineligible for election to the Board of Directors under this Section 3. The Board of Directors shall have the power to construe and apply the provisions of this Section 3 and to make all determinations necessary or desirable to implement such provisions, including but not limited to determinations as to whether a person is a nominee or representative of a person, a company or a group, whether a person or company is included in a group, and whether a person is the nominee or representative of a group acting in concert.

Section 4.        VACANCIES
                  ---------

         Any vacancy occurring in the Board of Directors may be filled in accordance with Article SEVENTH of the Articles of Incorporation.

Section 5.        REGULAR MEETINGS
                  ----------------

          Regular meetings of the Board of Directors shall be held at such dates, such times and such places, either within or without the State of Maryland, as shall have been designated by the Board of Directors and publicized among all Directors.

Section 6.        SPECIAL MEETINGS
                  ----------------

         Special meetings of the Board of Directors may be called by the Chairman of the Board, by the President or by two-thirds of the Board of Directors in writing. The person(s) authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding the special meeting of the Board of Directors called by them.

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Section 7.        NOTICE
                  ------

         A notice of a regular meeting shall not be required. The Secretary shall give notice to each director of the date, time and place of each such special meeting of the Board of Directors. Notice is given to a director when it is delivered personally to him or her, left at his or her residence or usual place of business, or sent by telephone, telegraph, or similar means of transmission at least 24 hours before the time of the meeting, or in the alternative, when it is mailed to his or her address as it appears on the records of the Corporation, at least 72 hours before the time of the meeting. Any director may waive notice of any meeting either before or after the holding thereof by written waiver filed with the records of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 8.        TELEPHONIC MEETINGS
                  -------------------

         Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.

Section 9.        QUORUM
                  ------

         At any meeting of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business, but if less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting without further notice or waiver thereof.

Section 10.       MANNER OF ACTING
                  ----------------

         The vote of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by the Articles of Incorporation.

Section 11.       ACTION WITHOUT A MEETING
                  ------------------------

         Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

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Section 12.       REMOVAL OF DIRECTORS
                  --------------------

          Any removal of directors may be made in accordance with Article SEVENTH of the Articles of Incorporation.

Section 13.       RESIGNATION
                  -----------

         A director may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

Section 14.       COMPENSATION
                  ------------

         By resolution of the Board of Directors, a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of committees thereof, and other compensation for their services as such or on such committees, may be paid to directors, as may compensation for such other services as a director may render to the Corporation.

Section 15.       COMMITTEES
                  ----------

         The Board of Directors, by a vote of a majority of the Board of Directors, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for these committees and any others provided for herein, elect a director(s) to serve as the member(s), designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that any such committee shall have no power or authority with reference to (i) declaring dividends or distributions on stock, (ii) issuing stock other than as authorized by the Board of Directors, (iii) recommending to the stockholders any action that requires stockholder approval, (iv) amending the Bylaws, or (v) approving a merger or share exchange that does not require stockholder approval. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member(s) of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

         Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings. The quorum requirements for each such committee shall be a majority of the members of such committee unless otherwise

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determined by the Board of Directors by a majority vote of the Board of
Directors which such quorum determined by a majority of the Board may be one-third of such members and all matters considered by such committees shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

                             ARTICLE III - OFFICERS
                             ----------------------

Section 1.        EXECUTIVE AND OTHER OFFICERS
                  ----------------------------

         The officers of the Corporation shall be a President and Chief Executive Officer, a Secretary and a Treasurer. The Board of Directors may designate who shall serve as chief executive officer, having general supervision of the business and affairs of the Corporation, and as chief operating officer, having supervision of the operations of the Corporation; in the absence of a designation the President shall serve as chief executive officer and chief operating officer. The Board of Directors may appoint such other officers as it may deem proper. A person may hold more than one office in the Corporation but may not serve concurrently as both President and Vice President of the Corporation.

Section 2.        PRESIDENT AND CHIEF EXECUTIVE OFFICER
                  -------------------------------------

         The President and Chief Executive Officer shall be the principal executive officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers that are commonly incident to the office of the president or that are delegated to him or her by the Board of Directors. He or she shall have power to sign all contracts, agreements and other instruments of the Corporation that are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

Section 3.        VICE PRESIDENT(S)
                  -----------------

         The Vice President(s) shall perform the duties of the President in his or her absence or during his or her inability to act. In addition, the Vice President(s) shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them by the Board of Directors, the Chairman of the Board or the President. A Vice President(s) may be designated as Executive Vice President or Senior Vice President.

Section 4.        SECRETARY
                  ---------

         The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees, in books provided for the purpose; he or she shall see that all notices are duly given in accordance with the provisions of the Bylaws or as required by law; he or

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she shall be custodian of the records of the Corporation; he or she shall witness all documents on behalf of the Corporation, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required to be under its seal, and, when so affixed, may attest the same; and, in general, he or she shall perform all duties incident to the office of a secretary of a corporation, and such other duties as may from time to time be assigned to him or her by the Board of Directors or the President.

Section 5.        TREASURER
                  ---------

         The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors. In general, he or she shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as may from time to time be assigned to him or her by the Board of Directors, the chief executive officer or the President.

Section 6.        SUBORDINATE OFFICERS
                  --------------------

         The Corporation may have such subordinate officers as the Board of Directors may from time to time deem desirable. Each such officer shall hold office for such period and perform such duties as the Board of Directors, the President or the committee or officer designated pursuant to these Bylaws may prescribe.

Section 7.        COMPENSATION
                  ------------

         The Board of Directors shall have power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Corporation. It may authorize any committee or officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the salaries, compensation and remuneration of such subordinate officers.

Section 8.        ELECTION, TENURE AND REMOVAL OF OFFICERS
                  ----------------------------------------

         The Board of Directors shall elect the officers. The Board of Directors may from time to time authorize any committee or officer to appoint subordinate officers. An officer serves for one year or until his or her successor is elected and qualified. If the Board of Directors in its judgment finds that the best interests of the Corporation will be served, it may remove any officer or agent of the Corporation. The removal of an officer or agent does not prejudice any of his or her contract rights. The Board of Directors (or any committee or officer authorized by the Board of Directors) may fill a vacancy which occurs in any office for the unexpired portion of the term of that office.

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                               ARTICLE IV - STOCK
                               ------------------

Section 1.        CERTIFICATES FOR STOCK
                  ----------------------

         Each stockholder shall be entitled to certificates that represent and certify the shares of stock he or she holds in the Corporation. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder and the class of stock and number of shares represented by the certificate and be in such form, not inconsistent with law or with the Articles of Incorporation, as shall be approved by the Board of Directors or any officer(s) designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the President or the Chairman of the Board, and countersigned by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer. Each certificate shall be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures on each certificate may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer of the Corporation when it is issued.

         Notwithstanding anything to the contrary herein, the Board of Directors may provide by resolution that some or all of the shares of any or all of classes or series of the Corporation's capital stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.

Section 2.        TRANSFERS
                  ---------

         The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock or uncertificated shares of stock, and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

Section 3.        RECORD DATE AND CLOSING OF TRANSFER BOOKS
                  -----------------------------------------

         In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than ninety (90) nor less than ten (10) days before the date of such meeting, nor more than ninety (90) days before any other action. The transfer books may not be closed for a period longer than twenty (20) days. In the case of a meeting of stockholders, the closing of the transfer books shall be at least ten (10) days before the date of the meeting.

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Section 4.        STOCK LEDGER
                  ------------

         The Corporation shall maintain a stock ledger that contains the name and address of each stockholder and the number of shares of stock of each class registered in the name of each stockholder. The stock ledger may be in written form or in any other form that can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, within or without the State of Maryland, or, if none, at the principal office or the principal executive offices of the Corporation in the State of Maryland.

Section 5.        CERTIFICATION OF BENEFICIAL OWNERS
                  ----------------------------------

         The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder.

Section 6.        LOST, STOLEN OR DESTROYED STOCK CERTIFICATES
                  --------------------------------------------

         The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate or uncertificated shares in place of a stock certificate that is purportedly alleged to have been lost, stolen or destroyed, or the Board of Directors may delegate such power to any officer(s) of the Corporation. In its discretion, the Board of Directors or such officer(s) may refuse to issue such new certificate or uncertificated shares except upon the order of a court having jurisdiction in the premises.


                               ARTICLE V - FINANCE
                               -------------------

Section 1.        CHECKS, DRAFTS, ETC.
                  --------------------

         All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the President or a Vice President and countersigned by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

Section 2.        ANNUAL STATEMENT OF AFFAIRS
                  ---------------------------

         There shall be prepared annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders and, within twenty (20) days after the meeting, placed on file at the Corporation's principal office. Such statement shall be prepared or caused to be prepared by such executive officer of the Corporation as may be designated in an additional or supplementary bylaw adopted by the Board of Directors. If no other

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

executive officer is so designated, it shall be the duty of the President to prepare or cause to be prepared such statement.

Section 3.        FISCAL YEAR
                  ------------

         The fiscal year of the Corporation shall commence on the first day of July and end on the last day of June in each year.


                         ARTICLE VI - SUNDRY PROVISIONS
                         ------------------------------

Section 1.        CORPORATE SEAL
                  ------------

         The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2.        BONDS
                  -----

         The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his or her duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

Section 3.        VOTING UPON SHARES IN OTHER CORPORATIONS
                  ----------------------------------------

         Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the Chief Executive Officer, the President, a Vice President or a proxy appointed by any of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

Section 4.        MAIL
                  ----

         Any notice or other document that is required by these Bylaws to be mailed shall be deposited in the United States mails, postage prepaid.

Section 5.        AMENDMENT OF BYLAWS
                  -------------------

         These Bylaws may be amended or repealed in the manner set forth in the Articles of Incorporation.

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